Exhibit 99

                             ALLOU HEALTHCARE, INC.
                               50 EMJAY BOULEVARD
                            BRENTWOOD, NEW YORK 11717
                            (American Stock Exchange
                              Trading Symbol: ALU)

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
SUMMARY                                                    COMPANY CONTACT

Allou Healthcare, Inc. announces certain developments:     Richard A. Sebastiao
                                                           Chief Restructuring Officer
o    Sale of the Businesses to be                          Allou Healthcare, Inc
     Vigorously Pursued.                                   (631) 273-4000
o    Bankruptcy Motions Filed to Appoint a
     Chapter 11 Trustee.
o    Class Action Lawsuits Filed
o    American Stock Exchange Reviews the Listing
     of the Company's Stock.
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         Tuesday, May 13, 2003.  For immediate release.

         SALE OF THE BUSINESSES TO BE VIGOROUSLY PURSUED. In papers filed with the federal bankruptcy court for the Eastern District of New York, Richard A. Sebastiao, Chief Restructuring Officer of Allou Healthcare, Inc. (the "Company"), stated that he does not believe the Company's operating subsidiaries are viable candidates for a reorganization, that he believes that "the best, and possibly the only, alternative for maximizing the value of the Debtors' estates for all of their creditors is to move expeditiously to find a buyer or buyers for the Debtors' businesses" and that he believed the Company had a negative net worth. Mr. Sebastiao intends to vigorously pursue the sale of the businesses and assets of the Company.

         BANKRUPTCY MOTIONS FILED TO APPOINT A CHAPTER 11 TRUSTEE. Two separate motions have been filed with the bankruptcy court requesting that the court appoint a chapter 11 trustee to oversee the operation of the Company and its subsidiaries. The motions were filed by the Company's senior lenders, led by Congress Financial Corporation, and by the Office of the United States Bankruptcy Trustee.

         CLASS ACTION LAWSUITS FILED. Class action lawsuits have been filed against certain directors of the Company and its prior auditors alleging that a series of materially false and misleading statements were issued concerning the Company's financial results. The Company had no comment with respect to these actions.

         AMERICAN STOCK EXCHANGE REVIEWS THE LISTING OF THE COMPANY'S STOCK. The Company was notified by the American Stock Exchange that the Company is not in compliance with the continued listing standards of that Exchange and that such Exchange has begun a review of the continued listing of the Company's Class A Common Stock. The Company's stock has not traded on the American Stock Exchange since April 9, 2003.


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         ABOUT THE COMPANY. Allou Healthcare, Inc. distributes consumer personal care products and prescription pharmaceuticals. The Company also manufactures hair and skin care products under private labels. The Company's consumer personal care products distribution business includes fragrances, health and beauty aids products and non-perishable packaged food items. Its prescription pharmaceuticals distribution business includes both brand name and generic pharmaceutical products.

         The Company and certain of its subsidiaries are the subjects of chapter 11 bankruptcy proceedings which first commenced on April 9, 2003. The Company's class A common stock is registered with the Securities and Exchange Commission and is listed on the American Stock Exchange under the trading symbol ALU. Trading in the class A common stock was halted by the American Stock Exchange on April 9, 2003.

         Certain statements in this announcement are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements, which may refer to the expectations of the Company's management or advisors concerning the outcome of future events, and which may include the words "believe" or "intend" or other descriptions of such expectations, involve certain known and unknown risks, uncertainties and other factors that may cause the statements to be materially different from actual future results.